Exhibit 4.15
EXECUTION COPY

L-3 COMMUNICATIONS CORPORATION,
As Issuer
5.20% SENIOR NOTES DUE 2019

INDENTURE
Dated as of October 2, 2009

The Bank of New York Mellon,
As Trustee

i

EXHIBITS

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTORS

EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE

Cross-Reference Table*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.07
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.03; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01
N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

v

          This INDENTURE, dated as of October 2, 2009, among L-3 Communications Corporation, a Delaware corporation, (the “Company”), the guarantors listed on the signature page hereto ( the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).
          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5.20% Senior Notes due 2019 (the “Series A Notes”) and the 5.20% Senior Notes due 2019 (the “Exchange Notes” and, together with the Series A Notes, the “Notes”):
ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
          “144A Global Note” means the global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.
          “Agent” means any Registrar, Paying Agent or co-registrar.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          “Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Business Day” means any day other than a Legal Holiday.
          “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Change of Control” means the occurrence of any of the following:  (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (as defined above) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares, other than by a person whose outstanding Voting Stock, measured by voting power rather than number of shares, is owned 100%, directly or indirectly, by Holdings; or (iv) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors.
          “Change of Control Triggering Event ” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the 60-day period (the “Trigger Period”) commencing on the earlier of (1) the occurrence of a Change of Control and (2) public notice of the pending occurrence of a Change of Control or the Company’s intention to effect a Change of Control (which Trigger Period will be extended for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).
          Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control (1) if the Rating Agencies making the reduction in rating that causes the Notes to cease to be rated Investment Grade do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the ratings reduction) and (2) unless and until such Change of Control has actually been consummated.

          “Clearstream” means Clearstream Banking, société anonyme (formerly Cedelbank).
          “Comparable Treasury Issue” means, with respect to the Notes, the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such price on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee is given fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Consolidated Net Tangible Assets” of any Person as of any date means the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus all current liabilities of such Person and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.
          “Domestic Subsidiary” means a Subsidiary of the Company (other than an Immaterial Subsidiary) that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.
          “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f).
          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Issue Date.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Article 2 hereof.
          “Global Note Legend” means the legend set forth in Section 2.06(i)(ii) to be placed on all Global Notes issued under this Indenture.
          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
          “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
          “Guarantors” means each Person listed on the signature page hereto and each Domestic Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          “Holder” means a Person in whose name a Note is registered.
          “Holdings” means L-3 Communications Holdings, Inc., a Delaware corporation.
          “IAI Global Note” means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
          “Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $20.0 million and whose total revenues for the most recent 12-month period do not exceed $20.0 million.
          “Indebtedness” means, with respect to any Person, obligations of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments). For the avoidance of doubt, bankers’ acceptances and obligations of a Person under currency exchange or interest rate swap agreements (or other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates) are not Indebtedness.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” means $1.0 billion in aggregate principal amount of Notes issued under this Indenture on the Issue Date.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
          “Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P).
          “Issue Date” means October 2, 2009.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Series A Notes for use by such Holders in connection with the Exchange Offer.

          “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.
          “Moody’s” means Moody’s Investors Service, Inc., a division of The McGraw-Hill Companies, Inc., and its successors.
          “Non-U.S. Person” means a person who is not a U.S. Person.
          “Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
          “Obligations” means any principal, premium and Special Interest (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.
          “Offering” means the offering of the Notes by the Company.
          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
          “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.
          “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
          “Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          “Permitted Liens” means:
     (i) Liens securing Indebtedness of the Company or any of its Subsidiaries, which Indebtedness exists on the Issue Date
     (ii) Liens securing Indebtedness of any Person that (a) is acquired by the Company or any of its Subsidiaries after the Issue Date, (b) is merged or amalgamated with or into the Company or any of its Subsidiaries after the Issue Date or (c) becomes consolidated in the financial statements of the Company or any of its Subsidiaries after the Issue Date in accordance with GAAP; provided, however, that in each case contemplated by this clause (ii), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Capital Stock and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, the Company or any of its Subsidiaries;
     (iii) Liens securing Indebtedness (including assumed Indebtedness) of the Company or any of its Subsidiaries incurred to finance (whether prior to or within 365 days after) the acquisition, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Capital Stock of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the Capital Stock and assets acquired, constructed or improved in connection with such financing (including the Capital Stock and assets of any Subsidiary of any such acquired Person);
     (iv) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (i)-(iii) above or clause (ix) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien is limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the Indebtedness so secured does not exceed the fair market value (as determined by the Company’s Board of Directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;
     (v) Liens to secure intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries;
     (vi) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit and reimbursement obligations with respect thereto issued to assure payment of such obligations);

     (vii) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);
     (viii) Liens in favor of the Trustee granted in accordance with this Indenture; and
     (ix) other Liens, in addition to those permitted in clauses (i) through (viii) above, securing Indebtedness having an aggregate principal amount (including all Indebtedness incurred pursuant to clause (iv) above to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (ix)), measured as of the date of the incurrence of any such Indebtedness (giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred), taken together with the amount of all Attributable Debt of the Company and its Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under Section 4.07, not to exceed the greater of (a) 15% of the Company’s Consolidated Net Tangible Assets measured as of the date of the incurrence of any such Indebtedness (giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred) or (b) $1.5 billion.
     For purposes of clause (ix) of this definition of Permitted Liens, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder will be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien of the Company or any of its Wholly Owned Domestic Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other entity.
          “Principal Property” means any building, structure or other facility located within the United States (other than its territories and possessions) and owned by the Company or any Wholly Owned Domestic Subsidiary, the book value of which is not less than 0.5% of the Company’s Consolidated Net Tangible Assets. For purposes of this definition, book value will be measured at the time the relevant Lien is being created or, in the case of any Lien incurred pursuant to clause (9) of the definition of “Permitted Liens,” at the time the relevant secured Indebtedness is deemed to be incurred.
          “Private Placement Legend” means the legend set forth in Section 2.06(i)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

          “Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee.
          “Reference Treasury Dealer” means (A) Banc of America Securities LLC, Barclays Capital Inc., (or their respective affiliates which are Primary Treasury Dealers) and each of their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.
          “Registration Rights Agreement” means the A/B Exchange Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a global Note bearing the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.
          “Remaining Scheduled Payments” means, with respect to the Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to the Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
          “Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and who shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Notes” means the 144A Global Note, the IAI Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.
          “Restricted Period” means the 40-day restricted period as defined in Regulation S.
          “Rule 144” means Rule 144 under the Securities Act.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Rule 903” means Rule 903 under the Securities Act.
          “Rule 904” means Rule 904 under the Securities Act.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” within the meaning of Rule 405 under the Securities Act.
          “Special Interest” means all Special Interest then owing pursuant to the Registration Rights Agreement.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
          “S&P” means Standard and Poor’s Corporation, a division of The McGraw-Hill Companies, Inc., and its successors.

          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under TIA.
          “Transfer Restricted Securities” means securities that bear or are required to bear the Private Placement Legend set forth in Section 2.06(i)(i) hereof.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Global Note” means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
          “Wholly Owned Domestic Subsidiary” means, with respect to any Person, any Domestic Subsidiary of such Person, the Capital Stock of which is 100% owned and controlled, directly or indirectly through one or more other Wholly Owned Domestic Subsidiaries, by such Person.
Section 1.02 Other Definitions.

Defined in
Term	Section
“Change of Control Offer”	4.11
“Change of Control Payment”	4.11
“Change of Control Payment Date”	4.11
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Global Note Legend”	2.06
“Legal Defeasance”	8.02
“Paying Agent”	2.03

Defined in
Term	Section
“Registrar”	2.03
“Sale and Leaseback Transaction	4.07
“Series A Notes”	preamble
Section 1.03 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee;
          “obligor” on the Notes means the Company and any successor obligor upon the Notes.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
          Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) provisions apply to successive events and transactions; and
     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.
THE NOTES
Section 2.01 Form and Dating.
          The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may be issued in the form of Definitive Notes or Global Notes, as specified by the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to interests in the Regulation S Global Notes that are held by the Agent Members through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
          Two Officers shall sign the Notes for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate the Initial Notes for original issue up to $1.0 billion in aggregate principal amount and, upon receipt of an authentication order in accordance with this Section 2.02, at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes and Exchange Notes for original issue in an aggregate principal amount specified in such authentication order. Such Additional Notes will be consolidated and form a single series with, and will have the same terms as to ranking, redemption, offers to purchase, waivers, amendments or otherwise as the Initial Notes (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes), and will vote together as one class on all matters with respect to the Initial Notes. Issuance of Additional Notes shall not require notice to or the consent of the Holders.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03 Registrar and Paying Agent.
          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.
Section 2.04 Paying Agent To Hold Money In Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Note authenticated and made available for delivery in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and made available for delivery in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the procedures of the Depositary therefor. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary’s compliance with any such restrictions on transfer. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than transfers of beneficial interests in a Global Note to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the specified Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(j) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Restricted Global Note if the Registrar receives the following:

     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, (y) to the extent required by item 3(d) of Exhibit B hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate from the transferee in the form of Exhibit D hereto.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. Beneficial interests in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Note or transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
     (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in any Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and, to the extent required by item 3(d) of Exhibit B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(j) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Notwithstanding 2.06(c)(i), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and
     (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest in a Restricted Global Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.
     (iii) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(j) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. Beneficial interests in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

     (d) Transfer or Exchange of Definitive Notes for Beneficial Interests.
     (i) If any Holder of Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):
     (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Definitive Notes are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Definitive Notes are being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Definitive Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Definitive Notes are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and, to the extent required by item 3(d) of Exhibit B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such Definitive Notes are being transferred in compliance with any applicable blue sky securities laws of any State of the United States;
     (F) if such Definitive Notes are being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Definitive Notes are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Definitive Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (ii) A Holder of Restricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
          (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;
          (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and
          (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

     (iii) A Holder of Unrestricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the Unrestricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.
          (e) Transfer and Exchange of Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).
     (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, (y) to the extent required by item 3(d) of Exhibit B hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate from the transferee in the form of Exhibit D hereto.

     (ii) Restricted Definitive Notes may be exchanged by any Holder thereof for an Unrestricted Definitive Note or transferred to Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and
     (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.
     (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.
          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.
          (g) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Company and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(g), the Trustee shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(g), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Notes and the Unrestricted Global Notes, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(g) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.
          (h) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Company, as evidenced by a notation on the certificate of transfer and certificate of exchange for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Company or any affiliate of the Company was an owner of such Note, in each case, be in the form of a permanent definitive security and bear the private placement legend subject to the restrictions in this Section 2.06. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06. The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.
          (i) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
          (i) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF L-3 COMMUNICATIONS CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF L-3 COMMUNICATIONS CORPORATION SO REQUESTS), (2) TO L-3 COMMUNICATIONS CORPORATION OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”
          (j) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.
          (k) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11 and 9.05 hereof).
     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07 Replacement Notes.
          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.10 Temporary Notes.
          Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.
          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner. Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 CUSIP Numbers.
          The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.
ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed.
          If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements; provided that no Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03 Notice Of Redemption.
          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
          The notice shall identify the Notes to be redeemed (including CUSIP Numbers, if any) and shall state:
(a) the redemption date;
(b) the redemption price;
(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(d) the name and address of the Paying Agent;
(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 5 days prior to the date of the giving of the notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect Of Notice Of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05 Deposit Of Redemption Price.
          Prior to 11:00 a.m. on the Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed In Part.
          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07 Optional Redemption.
          (a) The Company may, at its option, redeem the notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a redemption price equal to the greater of:

     (i) 100% of the principal amount of the Notes being redeemed, and
     (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 30 basis points.
          (b) If the Company elects to redeem the Notes pursuant to this Section 3.07, it shall also pay accrued and unpaid interest (including Special Interest), if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
          (c) In determining the redemption price and accrued interest pursuant to this Section 3.07, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
Section 3.08 Mandatory Redemption.
          Except as set forth under Section 4.11, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4.
COVENANTS
Section 4.01 Payment Of Notes.
          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 4.02 Maintenance Of Office Or Agency.
          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.03 Reports.
          (a) So long as any Notes are outstanding, if the Company is subject to the periodic reporting requirements of the Exchange Act, the Company shall file with the SEC, within the time periods specified in the SEC’s rules and regulations:
     (i) all quarterly and annual reports on Forms 10-Q and 10-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act; and
     (ii) all current reports on Form 8-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act.
Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, if not filed on EDGAR, the Company shall post a copy of each of the reports referred to in clauses (i) and (ii) of this Section 4.03(a) on its website for public availability within the time periods specified for filing such reports with the SEC in the rules and regulations applicable to such reports.
          (b) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue to prepare the financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” substantially similar to that which would have been required to be included in each of the reports specified in clause (i) of Section 4.03(a) had the Company been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the SEC and all such annual financial statements, including a report thereon from the Company’s certified independent accountants) and post copies thereof to its website for public availability within the time periods that would have been applicable to filing such reports with the SEC in the rules and regulations applicable to such reports if the Company had been required to file those reports with the SEC; provided, however, that if the Company is no longer subject to the periodic reporting requirements of the Exchange Act, the Company shall not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

          (c) In the event that any direct or indirect parent company of the Company guarantees the Notes, the Company may satisfy its obligations pursuant to this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.
          (d) The Company shall furnish (or cause the Trustee to furnish) to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
          (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 4.04 Compliance Certificate.
          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five Business Days after any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05 Taxes.
          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws
          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and, to the extent that it may lawfully do so, the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Sale and Leaseback Transactions.
     The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any other Person pursuant to which the Company or any of its Subsidiaries leases any property that has been or is to be sold or transferred by the Company or the Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased (without equally and ratably securing the Notes) in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.
     In addition, the following Sale and Leaseback Transactions are not subject to the limitation in the immediately preceding paragraph and the provisions described in Section 4.08:
     (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years;
     (ii) leases between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company;
     (iii) leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by the Company) of the subject property and the Company applies an amount equal to the net proceeds of the sale to the retirement of long-term Indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver Notes or other debt securities to the applicable trustee for cancellation, such Notes or other debt securities to be credited at the cost thereof to the Company; and

     (iv) leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the subject property.
Section 4.08 Liens.
          The Company shall not, and shall not permit any of its Wholly Owned Domestic Subsidiaries to, create, incur, assume or permit to exist any Lien (except Permitted Liens) on (1) any Principal Property or (2) the Capital Stock of any Subsidiary, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, unless the Notes are secured, equally and ratably with such other Indebtedness (or on a senior basis if the Obligations so secured are subordinated Indebtedness), for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the Notes pursuant to this Section 4.08 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes pursuant to this Section 4.08.
Section 4.09 Future Subsidiary Guarantees.
          (a) If the Company or any of its Subsidiaries acquires or creates a Domestic Subsidiary after the Issue Date, including if a Subsidiary that is not a Domestic Subsidiary becomes a Domestic Subsidiary after the Issue Date, and such Domestic Subsidiary guarantees any other Indebtedness of the Company, then such Domestic Subsidiary will become a Guarantor and will execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within thirty (30) Business Days of the date on which it was acquired or created. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.
          (b) If any Guarantor that is released from its Subsidiary Guarantee pursuant to Section 10.04 thereafter guarantees any Indebtedness of the Company (other than the Notes), then that former Guarantor (to the extent it is a Domestic Subsidiary) shall again guarantee the Notes on the terms and conditions set forth in this Indenture.
Section 4.10 Corporate Existence.
          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with the organizational documents of the Company (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not adverse in any material respect to the Holders.
Section 4.11 Offer To Repurchase Upon Change Of Control Triggering Event.
          (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer ”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of purchase (the “Change of Control Payment ”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date; provided, that the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Article III and this Section 4.11 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Within 30 days following the date upon which any Change of Control Triggering Event occurs, or at the Company’s option, prior to any Change of Control Triggering Event but subject to the occurrence of a Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice. The notice, if mailed prior to the occurrence of the Change of Control Triggering Event, shall state that the Change of Control Offer is conditioned on the occurrence of a Change of Control Triggering Event on or prior to the Change of Control Payment Date. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.
          (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and not withdrawn;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE 5.
SUCCESSORS
Section 5.01 Merger, Consolidation, Or Sale Of Assets.
          The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving or continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.
Section 5.02 Successor Person Substituted.
          In the case of any such consolidation, merger, sale, transfer or other conveyance in a transaction in which there is a successor Person, the successor Person will succeed to, and be substituted for, the Company under this Indenture and, subject to the terms of this Indenture, the Company will be released from the obligation to pay principal and interest on the Notes and all other Obligations under this Indenture.
Section 5.03 Delivery of Officers’ Certificate and Opinion of Counsel
          The Company shall deliver to the Trustee an Officers’ Certificate and Opinion of Counsel stating that any such consolidation, merger or sale complies with the conditions set forth in this Article 5.
ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
          An “Event of Default” occurs if:
(a) the Company defaults in the payment when due of interest (including Special Interest, if any) with respect to the Notes and such default continues for a period of 30 days;
(b) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes;
(c) the Company fails to comply with any of the provisions of Section 4.11 or 5.01 hereof;

(d) the Company fails to comply with any of its other agreements in this Indenture or the Notes for 90 days after written notice is received by the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default relates to a payment at final maturity or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of all other Indebtedness that is not paid at final maturity or the maturity of which has been so accelerated, aggregates $100.0 million or more;
(f) failure by the Company or any of its Subsidiaries to pay a final judgments aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
(g) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:
          (i) commences a voluntary case,
          (ii) consents to the entry of an order for relief against it in an involuntary case,
          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
          (iv) makes a general assignment for the benefit of its creditors, or
          (v) generally is not paying its debts as they become due;
(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;
          (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or
          (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;
and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (i) except as permitted herein, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid.
          The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal, premium or interest (including Special Interest, if any) on the Notes.
Section 6.02 Acceleration.
          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest, including Special Interest, if any) if it determines that withholding notice is in their interest.
Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes including in connection with an offer to purchase; provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control By Majority.
          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.06 Limitation On Suits.
          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs Of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any, and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7.
TRUSTEE
Section 7.01 Duties Of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights Of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
          (i) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
          (k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered send not superseded.
          (l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          (m) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimers.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 Reports by Trustee to Holders of the Notes.
          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          Each of the Company and the Guarantors, jointly and severally, shall indemnify the Trustee or any predecessor Trustee against any and all losses, liabilities or expenses, including taxes (except for taxes based upon the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(a) the Trustee fails to comply with Section 7.10 hereof;
(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c) a custodian or public officer takes charge of the Trustee or its property; or
(d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the

Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, Etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against Company.
          The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or

8.03 hereof be applied to all outstanding Notes and the Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and Special Interest, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors, as applicable, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.11 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance:
(a) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest (including Special Interest, if any) on the outstanding Notes on the Stated Maturity thereof;
(b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05 Deposited Money and Government Securities to be held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors,’ as applicable, obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
(a) to cure any ambiguity, defect or inconsistency;
(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;
(c) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;
(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;
(e) to secure the Notes or to add additional Guarantors;
(f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or
(g) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum, dated September 29, 2009, related to the initial offering of the Notes, to the extent that such provision in that “Description of the Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes.
          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09 and 4.11 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 180 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.
          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Section 4.11 hereof;
(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(d) waive a Default or Event of Default in the payment of principal of, or premium and Special Interest, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(e) make any Note payable in money other than that stated in the Notes;
(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium and Special Interest, if any, or interest on the Notes;
(g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09 and 4.11 hereof); or
(h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.
Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, Etc.
          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10.
SUBSIDIARY GUARANTEES
Section 10.01 Agreement to Guarantee.
          Each of the Guarantors hereby agrees as follows:
          (a) Such Guarantor, jointly and severally with all other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that:
     (i) the principal of, premium, interest and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Special Interest, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under this Indenture will be promptly paid in full, all in accordance with the terms thereof; and
     (ii) in case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
          (b) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantors under this Indenture shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.
Section 10.02 Execution and Delivery of Subsidiary Guarantees.
          (a) The Subsidiary Guarantee of a Guarantor shall be evidenced by the execution and delivery of this Indenture by an Officer of such Guarantor.
          (b) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note pursuant to this Indenture, the Guarantee shall be valid nevertheless.
          (c) The delivery of any Note by the Trustee, after the authentication thereof under this Indenture, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.
          (d) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
          (e) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          (f) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, the Guarantee made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (g) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:
     (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of the Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and
     (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of this Indenture, such Obligations (whether or not due and payable)

shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee made pursuant to this Indenture.
          (h) Each Guarantor shall have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantee made pursuant to this Indenture.
Section 10.03 Guarantors May Consolidate, Etc. on Certain Terms.
          (a) Except as set forth in Article 5 of this Indenture, nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety, to the Company or any other Guarantor.
          (b) Except as set forth in Article 5 of this Indenture, nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into any entity other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety, to any entity other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless: (i) subject to the provisions of Section 10.04(c), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.
          (c) In case of any consolidation, merger, sale or conveyance in which the successor entity assumes all the obligations of a Guarantor under the Notes and this Indenture pursuant to the proviso to Section 10.03(b), such successor entity shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as one of the Guarantors. Such successor entity thereupon may cause to be signed any or all of the Guarantees to be endorsed upon the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.
Section 10.04 Releases.
          (a) Upon the release of all guarantees by a Guarantor under all the outstanding Indebtedness of the Company (other than the Notes) that is guaranteed by that Guarantor, the

Subsidiary Guarantee of that Guarantor will automatically and unconditionally be released and discharged, without any further action required by such Guarantor or the Trustee.
          (b) The Subsidiary Guarantee of any Guarantor shall automatically and unconditionally be released and discharged, without any further action required by such Guarantor or the Trustee, if at any time such Guarantor is no longer a Domestic Subsidiary.
          (c) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of stock of any Guarantor such that the Guarantor is no longer a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be automatically and unconditionally released and relieved of any obligations under its Subsidiary Guarantee, without any actions required on the part of the Guarantor or Trustee.
Section 10.05 No Recourse Against Others.
          No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes, any Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.
ARTICLE 11.
MISCELLANEOUS
Section 11.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
Section 11.02 Notices.
          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
          If to the Company or any Guarantor:
L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016
Attention: Vice President-Chief Financial Officer (Fax: 212-805-5264)

With a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Vincent Pagano, Jr. (Fax: 212-455-2502)
If to the Trustee:
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration (Fax: 212-815-5704)
          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 11.03 Communications By Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 11.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 11.05 Statements required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(a) a statement that the Person making such certificate or opinion has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 11.06 Rule by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes or the Subsidiary Guarantees and this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 11.08 Governing Law.
          THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 11.09 No Adverse Interpretation of other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.10 Successors.
          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.11 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.12 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 11.13 Table of Contents, Headings, Etc.
          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.14 Waiver of Jury Trial
          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
[Signatures on following pages]

SIGNATURES
Dated as of October 2, 2009

L-3 COMMUNICATIONS CORPORATION
By:	/s/ Steven M. Post
	Name:	Steven M. Post
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Guarantors:
BROADCAST SPORTS INC.
D.P. ASSOCIATES, INC.
ELECTRODYNAMICS, INC.
HENSCHEL INC.
INTERNATIONAL RESOURCES GROUP LTD.
INTERSTATE ELECTRONICS CORPORATION
L-3 CHESAPEAKE SCIENCES CORPORATION
L-3 COMMUNICATIONS ADVANCED LASER SYSTEMS TECHNOLOGY, INC.
L-3 COMMUNICATIONS AIS GP CORPORATION
L-3 COMMUNICATIONS APPLIED SIGNAL AND IMAGE TECHNOLOGY, INC.
L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.
L-3 COMMUNICATIONS CINCINNATI ELECTRONICS, INC.
L-3 COMMUNICATIONS CRESTVIEW AEROSPACE CORPORATION
L-3 COMMUNICATIONS CYTERRA CORPORATION
L-3 COMMUNICATIONS DYNAMIC POSITIONING AND CONTROL SYSTEMS, INC.
L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC.
L-3 COMMUNICATIONS EO/IR, INC.
L-3 COMMUNICATIONS EOTECH, INC.
L-3 COMMUNICATIONS ESSCO, INC.
L-3 COMMUNICATIONS FOREIGN HOLDINGS, INC.
L-3 COMMUNICATIONS GENEVA AEROSPACE, INC.
L-3 COMMUNICATIONS INFRAREDVISION TECHNOLOGY CORPORATION
L-3 COMMUNICATIONS INVESTMENTS INC.
L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.
L-3 COMMUNICATIONS MARIPRO, INC.
L-3 COMMUNICATIONS MOBILE-VISION, INC.
L-3 COMMUNICATIONS NAUTRONIX HOLDINGS, INC.
L-3 COMMUNICATIONS NOVA ENGINEERING, INC.
L-3 COMMUNICATIONS SAFEVIEW, INC.
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC.
L-3 COMMUNICATIONS SONOMA EO, INC.
L-3 COMMUNICATIONS TCS, INC.
L-3 COMMUNICATIONS WESTWOOD CORPORATION
L-3 FUZING AND ORDNANCE SYSTEMS, INC.
L-3 G.A. INTERNATIONAL, INC.

L-3 GLOBAL COMMUNICATIONS SOLUTIONS, INC.
L-3 SERVICES, INC.
LINCOM WIRELESS, INC.
MICRODYNE COMMUNICATIONS TECHNOLOGIES INCORPORATED
MICRODYNE CORPORATION
MICRODYNE OUTSOURCING INCORPORATED
PAC ORD INC.
POWER PARAGON, INC.
SPD ELECTRICAL SYSTEMS, INC.
SPD SWITCHGEAR, INC.
TITAN FACILITIES, INC.
TROLL TECHNOLOGY CORPORATION
WESCAM AIR OPS INC.
WESCAM HOLDINGS (US) INC.
As Guarantors

By: Name:	/s/ Steven M. Post Steven M. Post
Title:	Senior Vice President, Secretary
L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware limited partnership
As a Guarantor
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By: Name:	/s/ Steven M. Post Steven M. Post
Title:	Senior Vice President, Secretary
L-3 COMMUNICATIONS GERMANY HOLDINGS, LLC
L-3 COMMUNICATIONS SHARED SERVICES, LLC
As Guarantors
By: L-3 COMMUNICATIONS CORPORATION, as Sole Member

By: Name:	/s/ Steven M. Post Steven M. Post
Title:	Senior Vice President, General Counsel and Corporate Secretary

L-3 COMMUNICATIONS FLIGHT CAPITAL LLC
L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC
L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC
As Guarantors
By: L-3 COMMUNICATIONS VERTEX AEROSPACE LLC, as Sole Member
By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By: Name:	/s/ Steven M. Post Steven M. Post
Title:	Senior Vice President, Secretary
L-3 COMMUNICATIONS VERTEX AEROSPACE LLC
As a Guarantor
By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:	/s/ Steven M. Post Name: Steven M. Post
Title: Senior Vice President, Secretary

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Franca M. Ferrera
Name: Franca M. Ferrera
Title: Senior Associate

EXHIBIT A
(Face of Note)
CUSIP
5.20% Senior Notes due 2019

No.	$
L-3 COMMUNICATIONS CORPORATION
     promises to pay to
     or registered assigns,
     the principal sum of
     Dollars on October 15, 2019.
     Interest Payment Dates: April 15 and October 15.
     Record Dates: April 1 and October 1.
Dated: October 2, 2009
L-3 COMMUNICATIONS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:
Dated: October 2, 2009
THE BANK OF NEW YORK MELLON,
          as Trustee

By:
Name:
Title:

(Back of Note)
5.20% Senior Notes due 2019
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF L-3 COMMUNICATIONS CORPORATION.1
          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF L-3 COMMUNICATIONS CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF L-3 COMMUNICATIONS CORPORATION SO REQUESTS), (2) TO L-3 COMMUNICATIONS CORPORATION OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF

[1]	This paragraph should be included only if the Note is issued in global form.

THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. L-3 Communications Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.20% per annum from October 2, 2009 until maturity and shall pay the Special Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), with the same force and effect as if made on the date for such payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from 1:00 p.m. October 2, 2009; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 2010.
     2. Method Of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next (whether or not a Business Day) preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within The City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent if such Holders shall be registered Holders of at least $250,000 in principal amount of the Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent And Registrar. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated as of October 2, 2009 (“Indenture”) among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption.
          (a) The Company may, at its option, redeem the Notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice, at a redemption price equal to the greater of:
     (i) 100% of the principal amount of the Notes being redeemed, and
     (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 30 basis points.
          (b) If the Company elects to redeem the Notes, it will also pay accrued and unpaid interest (including Special Interest), if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     6. Mandatory Redemption.
          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.
     7. Repurchase At Option Of Holder.
          Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as described above, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer ”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of purchase (the “Change of Control Payment ”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date; provided, that the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Within 30 days following the date upon which any Change of Control Triggering Event occurs, or at the Company’s option, prior to any Change of Control Triggering Event but subject to the occurrence of a Change of Control Triggering Event, the Company will mail a notice to each Holder describing the events constituting a Change of Control Triggering Event (including the transaction or transactions that constitute the Change of Control) and offering to repurchase Notes on the date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The notice, if mailed prior to the occurrence of the Change of Control Triggering Event, will state that the Change of Control Offer is conditioned on the occurrence of a Change of Control Triggering Event on or prior to the Change of Control Payment Date. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.
     8. Notice Of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     11. Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to secure the Notes or to add additional Guarantors, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to conform the text of the Indenture or the Notes to any provision in the Offering Memorandum, dated September 29, 2009, with respect to the Notes, under the caption “Description of the Notes,” to the extent that such provision was intended to be a verbatim recitation of the Indenture, the Subsidiary Guarantees or the Notes.
     12. Defaults And Remedies. An “Event of Default” occurs if: (i) default for 30 days in the payment when due of interest (including Special Interest, if any) with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the covenants contained in sections 4.11 or 5.01 of the Indenture; (iv) failure by the Company to comply with any of its other agreements in the Indenture or the Notes for 90 days after written notice is received by the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default relates to a payment at final maturity or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of all other Indebtedness that is not paid at final maturity or results in the maturity of which has been so accelerated, aggregates $100.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid.
     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest, including Special Interest, if any) if it determines that withholding notice is in their interest.
     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.
     13. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     19. Additional Rights Of Holders Of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of October 2, 2009, between the Company and the parties named on the signature pages thereof, or, with respect to any Additional Notes, Holders of Transfer Restricted Securities shall have all the rights set forth in one or more registration rights agreements between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of Additional Notes (collectively, the “Registration Rights Agreement”).
     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016
Attention: Vice President-Chief Financial Officer (Fax: 212-805-5264)

ASSIGNMENT FORM
     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee.

Option of Holder to Elect Purchase
     ☐Check the box if you want to elect to have this Note purchased by the Company pursuant to 4.11 of the Indenture.
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Tax Identification No.:

Signature Guarantee.

Schedule of Exchanges of Interests in the Global Note
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal
	Amount of	Amount of	Amount of this	Signature of
	decrease in	increase in	Global Note	authorized
	Principal	Principal	following such	officer of Trustee
Date of	Amount of this	Amount of this	decrease	or Note
Exchange	Global Note	Global Note	(or increase)	Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016
[Registrar address block]
     Re: 5.20% Senior Notes due 2019.
     Reference is hereby made to the Indenture, dated as of October 2, 2009 (the “Indenture”), among L-3 Communications Corporation, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                                         in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐Check if Transferee will take delivery of Book-Entry Interests in the 144A Global Note or Definitive Notes Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interests or Definitive Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interests or Definitive Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
2. ☐Check if Transferee will take delivery of Book-Entry Interests in the Temporary Regulation S Global Note, the Regulation S Global Note or Definitive Notes pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of Book-Entry Interests in the IAI Global Note or Definitive Notes pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Definitive Notes bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof,
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act;
or
     (d)☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note or Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of Exhibit D to the Indenture, or (y) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of Book-Entry Interests in the Unrestricted Global Note or in Definitive Notes that do not bear the Private Placement Legend.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Notes will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Definitive Notes bearing the Private Placement Legend and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                                         ,

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
     (a) ☐ Book-Entry Interests in the:
          (i) ☐ 144A Global Note (CUSIP                     ), or
          (ii) ☐ Regulation S Global Note (CUSIP                     ), or
          (iii) ☐ IAI Global Note (CUSIP                     ); or
     (b) ☐ Restricted Definitive Notes.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
     (a) ☐ Book-Entry Interests in the:
          (i) ☐ 144A Global Note (CUSIP                     ), or
          (ii) ☐ Regulation S Global Note (CUSIP                     ), or
          (iii) ☐ IAI Global Note (CUSIP                     ); or
          (iv) ☐ Unrestricted Global Note (CUSIP                     ); or
     (b) ☐ Restricted Definitive Notes; or
     (c) ☐ Definitive Notes that do not bear the Private Placement Legend, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016
Attention: Vice President-Chief Financial Officer (Fax: 212-805-5264)
     Re: 5.20% Senior Notes due 2019
(CUSIP [                                        ])
          Reference is hereby made to the Indenture, dated as of July ___, 2005 (the “Indenture”), among L-3 Communications Corporation, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                  , (the “Holder”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Holder hereby certifies that:
1. Exchange of Restricted Definitive Notes or Restricted Book-Entry Interests for Definitive Notes that do not bear the Private Placement Legend or Unrestricted Book-Entry Interests
     (a) ☐ Check if Exchange is from Restricted Book-Entry Interest to Unrestricted Book-Entry Interest. In connection with the Exchange of the Holder’s Restricted Book-Entry Interest for Unrestricted Book-Entry Interests in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Book-Entry Interests are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from Restricted Book-Entry Interest to Definitive Notes that do not bear the Private Placement Legend. In connection with the Exchange of the Holder’s Restricted Book-Entry Interests for Definitive Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Definitive Notes are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Notes to Unrestricted Book-Entry Interests. In connection with the Holder’s Exchange of Restricted Definitive Notes for Unrestricted Book-Entry Interests, (i) the Unrestricted Book-Entry Interests are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d)☐ Check if Exchange is from Restricted Definitive Notes to Definitive Notes that do not bear the Private Placement Legend. In connection with the Holder’s Exchange of a Restricted Definitive Note for Definitive Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Definitive Notes that do not bear the Private Placement Legend are being acquired for the Holder’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act , (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Restricted Book-Entry Interests for Restricted Definitive Notes or Restricted Book-Entry Interests
     (a)☐ Check if Exchange is from Restricted Book-Entry Interests to Restricted Definitive Note. In connection with the Exchange of the Holder’s Restricted Book-Entry Interest for Restricted Definitive Notes with an equal principal amount, (i) the Restricted Definitive Notes are being acquired for the Holder’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Notes to Restricted Book-Entry Interests. In connection with the Exchange of the Holder’s Restricted Definitive Note for Restricted Book-Entry Interests in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, (i) the Definitive Notes are being acquired for the Holder’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interests issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                                         ,

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016
Attention: Vice President-Chief Financial Officer (Fax: 212-805-5264)
     Re: 5.20% Senior Notes due 2019
          Reference is hereby made to the Indenture, dated as of October 2, 2009 (the “Indenture”), among L-3 Communications Corporation, as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $                    aggregate principal amount at maturity of:
(a)	☐ Book-Entry Interests, or

(b)	☐ Definitive Notes,
     we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Notes or Book-Entry

D-1

Interests from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or Book-Entry Interests, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or Book-Entry Interests therein acquired by us must be effected through one of the Placement Agents.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes or Book-Entry Interests purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:

Dated:                     , ____

D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED
BY GUARANTEEING SUBSIDIARY
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiaries”), each a direct or indirect subsidiary of L-3 Communications Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company and The Bank of New York Mellon, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 2, 2009 providing for the issuance of an unlimited amount of 5.20% Senior Notes due 2019 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement To Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:
(a)	Such Guaranteeing Subsidiary, jointly and severally with all other current and future guarantors of the Notes (collectively, the “Guarantors” and each, a “Guarantor”), unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that:
(i)	the principal of, premium, interest and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Special Interest, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

(ii)	in case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
(b)	Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guaranteeing Subsidiary under this Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

3.	Execution And Delivery Of Subsidiary Guarantees.

(a)	The Subsidiary Guarantee set forth in this Supplemental Indenture of a Guaranteeing Subsidiary shall be evidenced by the execution and delivery of this Supplemental Indenture by an Officer of such Guaranteeing Subsidiary.

(b)	If the Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates any Note under the Indenture, the Subsidiary Guarantee shall be valid nevertheless.

(d)	The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of each Guaranteeing Subsidiary.

(e)	Each Guaranteeing Subsidiary hereby agrees that its Obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(f)	Each Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

(g)	If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guaranteeing Subsidiary, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

(h)	Each Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand:
(i)	the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii)	in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.
(i)	Each Guaranteeing Subsidiary shall have the right to seek contribution from any other non-paying Guaranteeing Subsidiary so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

4.	Guaranteeing Subsidiary May Consolidate, Etc. On Certain Terms.

(a)	Except as set forth in Article 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company or any other Guarantor.

(b)	Except as set forth in Article 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of any Guaranteeing Subsidiary with or into an entity other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary), or successive consolidations or mergers in which a Guaranteeing Subsidiary or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to an entity other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary) authorized to acquire and operate the same; provided, however, that each Guaranteeing Subsidiary hereby covenants and agrees that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Guaranteeing Subsidiaries, shall be expressly assumed (in the event that such Guaranteeing Subsidiary is not the surviving entity in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the entity formed by such consolidation, or into which such Guaranteeing Subsidiary shall have been merged, or by the entity which shall have acquired such property and (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists.

(c)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Guaranteeing Subsidiary, such successor entity shall succeed to and be substituted for such Guaranteeing Subsidiary with the same effect as if it had been named herein as the Guaranteeing Subsidiary. Such successor entity thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

5.	Releases.

(a)	Upon the release of a Guarantor from its Guarantees of, and all pledges and security interests granted in connection with, all other Indebtedness of the Company, such Guaranteeing Subsidiary shall be released and relieved of its Obligations under its Subsidiary Guarantee and this Supplemental Indenture. Any Guaranteeing Subsidiary not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Guaranteeing Subsidiary under the Indenture as provided herein.

(b)	Each Guaranteeing Subsidiary shall be released and relieved of its obligations under this Supplemental Indenture in accordance with, and subject to, Sections 4.09 and 10.04 of the Indenture.
     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsidiary of the Company, as such, shall have any liability for any Obligations of the Company or any Subsidiary of the Company under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
     7. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect Of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
Dated:                     , ______

L-3 COMMUNICATIONS CORPORATION
By:
Name:
Title:

Guaranteeing Subsidiaries:
[EXISTING GUARANTORS]
[ADDITIONAL GUARANTORS]
Dated:                     , ___

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title: